UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2021 (December 23, 2021)

Gain Therapeutics, Inc.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-40237	85-1726310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	GANX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2021, the Board of Directors (the “Board”) of Gain Therapeutics, Inc. (the “Company”) approved the Gain Therapeutics, Inc. 2021 Inducement Equity Incentive Plan (the “2021 Inducement Plan). The terms of the 2021 Inducement Plan are substantially similar to the terms of the Company’s 2020 Omnibus Incentive Plan with the exception that awards under the Inducement Plan may only be issued to eligible recipients under the applicable NASDAQ rules. The 2021 Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules.

The Board has initially reserved 1,000,000 shares of the Company’s common stock for issuance pursuant to awards granted under the 2021 Inducement Plan. In accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules, awards under the 2021 Inducement Plan may only be made to an employee who has not previously been an employee or member of the board of directors of the Company or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the 2021 Inducement Plan and the form of Stock Option Agreement to be used thereunder is filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference. The above summary of the 2021 Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibits.

On December 28, 2021, the Company announced that Matthias Alder, its Chief Operating Officer, was granted an option to purchase 200,000 shares of the Company’s common stock and 200,000 restricted stock units of the Company’s common stock. These awards were granted under the 2021 Inducement Plan, with a grant date of December 23, 2021, as an inducement material to Mr. Alder to enter into an employment with the Company, in accordance with Nasdaq Listing Rule 5635(c)(4).

The stock options vest over four years, with one-fourth (1/4th) of the shares subject to the option vesting on the first anniversary of Mr. Alder’s employment start date (the “Initial Vesting Date”) and the remaining three-fourths (3/4ths) of the shares subject to the option vesting in a series of thirty-six (36) successive equal monthly installments on each subsequent monthly anniversary of the Initial Vesting Date, subject to Mr. Alder’s being continuously employed by the Company as of such vesting dates. The stock options have a ten-year term and an exercise price of $5.86 per share, equal to the per share closing price of the Company’s common stock on December 22, 2021. The restricted stock units vest on specified performance conditions based on the achievement of business development targets and clinical development targets.  The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Gain Therapeutics, Inc. 2021 Inducement Equity Incentive Plan
10.2	Form of Stock Option Agreement under the 2021 Inducement Plan
99.1	Press release issued by the Company on December 28, 2021
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

By:	/s/ Eric I Richman
Name:	Eric I. Richman
Title:	Chief Executive Officer

Date: December 28, 2021